Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of March 20, 2012 by and between NORTHERN EMPIRE ENERGY CORP., a Nevada corporation (the “Corporation”), and 2251442 ONTARIO INC., a Canadian corporation (the “Purchaser”).

R E C I T A L S

WHEREAS, the Corporation desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Corporation 18,000,000 shares of Common Stock (the “Shares”) upon the terms and conditions, and for the consideration set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, mutual agreements and covenants herein set forth, and for other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Sale and Purchase of Shares.

 Subject to the provisions of this Agreement, Seller agrees to sell, and Purchaser agrees to buy, the Shares, consisting of 18,000,000 shares of Stock, which will at Closing constitute 86.43% of the issued and outstanding shares of Stock of the Corporation.

2.   Purchase Price.

 Purchaser agrees to pay to Seller, as the purchase price for the Shares, the sum of Five Thousand Dollars ($5,000.00) (the “Purchase Price”).  The Purchase Price shall be paid by wire transfer, check, or other method acceptable to the Corporation.

3.   Closing.

 The execution and delivery of the Shares and the other documents and agreements referred to herein (the “Closing”) shall take place at the offices of the Purchaser in Toronto (i) at or before 5:00 p.m. local time on March 20, 2012, or (ii) at such other time and place or on such date as the Purchaser and the Corporation may agree upon.

4.   Representations, Warranties and Covenants of Corporation.

 Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Corporation hereby makes the representations and warranties set forth below to the Purchaser:

 (a)           Organization of Corporation.  The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.   The Corporation is not in violation or default of any of the provisions of its articles of incorporation, bylaws or organizational or charter documents.

 (b)           Authorization; Enforcement.  The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents and the consummation by the Corporation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further action is required by the Corporation, its board of directors or its stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Corporation and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

 (c)           Capital Structure.  The authorized capital stock of the Corporation consists of 195,000,000 shares of Common Stock having a par value of $0.001 per share of which 20,827,216 shares (Schedule 4(c)) are issued and outstanding as of the date of this Agreement and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share, of which 62,500 shares are issued and outstanding as of the date of this Agreement.  All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are not now, and will not be on the Closing Date, any outstanding subscriptions, options, warrants, calls, convertible shares, debts, understandings, restrictions, arrangements or rights of any character to which the Corporation is a party or by which it may be bound obligating the Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Common Stock of the Corporation or to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right.  The Corporation does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of the Common Stock on any matter.

 (d)           Issuance of the Securities.  The Shares are duly authorized and, at the Closing will be duly and validly issued, fully paid, non-assessable, free and clear of all restrictions, liens, security interests, hypothecations, pledges and encumbrances of every kind and nature whatsoever.  The Corporation will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

 (e)           Financial Information.  Except as disclosed in the  Disclosure Schedules (Schedule 4(e), the Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the (“SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

 (f)            SEC Filings.  Except as disclosed in the Seller Disclosure Schedules, none of the Corporation’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.  The Corporation has since its inception filed all requisite forms, reports and exhibits thereto with the SEC.

 (g)           Absence of Certain Changes.  Since the date of the latest audited financial statements included within the SEC Reports there has been no material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Corporation taken as a whole (a "Material Adverse Effect"), except as disclosed in the Corporation’s SEC Documents; and  except as provided in the Corporation’s SEC Documents, neither the Corporation nor any of its subsidiaries has (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Corporation which proposal would (viii) change the articles of incorporation or other charter document or by-laws of the Corporation, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (ix) materially or substantially change the business, assets or capital of the Corporation, including its interests in subsidiaries.

 (h)           Full Disclosure.  There is no fact actually known to the Corporation (other than general economic conditions known to the public generally or as disclosed in the Corporation’s SEC Documents) that has not been disclosed in writing to Purchaser that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Corporation to perform its obligations pursuant to this Agreement, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to Purchaser in this Agreement.

 (i)            No Default.  Except as set forth in the Corporation’s SEC Documents, neither the Corporation nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

 (j)            Compliance with Law.  The Corporation complies and will, as of the Closing date, comply in all material respects with all applicable federal and state laws, including but not limited to those relating to securities regulation, environmental regulation and hazardous materials, and all rules, regulations and orders of local governing authorities. The Corporation has not received any notice with which it has not complied from any governmental authority or agency or from any inspection body stating that the Corporation fails or may fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirements of any public authority or body.

 (l)            Litigation.  There is no pending or threatened suit, action or litigation, administrative, arbitration or other proceeding or governmental investigation or inquiry to which the Corporation or its officers or directors are a party or subject.

 (m)           Employees.  The Corporation has no employees (other than its officer, who serves without compensation) and has no obligation, contractual or otherwise, to anyone regarding employment or consulting services. The Corporation has not taken any actions with respect to any person which would give rise to any claims of discrimination on the basis of age, sex, race, disability or any other status protected by federal or local law, any violation of the Fair Labor Standards Act, or any other state or federal law related to the rights of employees.

 (n)           Environmental Liability. The Corporation has not manufactured, stored, handled, disposed, transferred, produced, or processed "hazardous substances" or other dangerous or toxic substances, except in compliance with all federal, state or local regulations.

 (o)           Title to Assets.  Except for the Formal Option to Purchase and Sale Agreement of Petroleum and Natural Gas Rights” the Corporation is not a party to any contracts for services or otherwise.

 (p)           Manipulation of Price.  The Corporation has not, and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of any of the Shares; (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Corporation.

5.   Representations, Warranties and Covenants of Purchaser.

 Purchaser hereby represents, warrants and covenants to the Corporation, which representations, warranties and covenants shall survive the Closing, as follows:

 (a)           Organization; Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Country of Canada with full right, power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and other wise to carry out its obligations hereunder and thereunder.  This Agreement constitutes a valid obligation, legally binding upon Purchaser in accordance with its terms. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

 (b)           Own Account. Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warrant not limiting the Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

 (c)           Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and at the date hereof it will be, either (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, or (ii) a “qualified institutional buyer” as defined in Rule 114A(a) under the Securities Act.

 (d)           Experience of Purchaser.   Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

 (e)           General Solicitation.  Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

6.   Other Agreements of the Parties

 (a)           Transfer Restrictions.  The Purchaser agrees to the imprinting, so long as it is required, of a legend on any of the Shares in the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY OTHER APPLICABLE SECURITIES ACT (THE “ACTS”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISTRIBUTED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED ON BY COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM OR IN COMPLIANCE WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACTS.

UNLESS PERMITTED UNDER COMMON SHARES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE COMPANY BECAME A REPORTING COMPANY IN ANY PROVINCE OR TERRITORY.

 (b)           Securities Laws Disclosure: Publicity.   The Corporation shall, by 5:30 p.m. Eastern time on the 4th Trading Day immediately following the date hereof and the Closing Date, issue a Current Report on Form 8-K as required by and in compliance with the Securities Act reflecting the terms of the transactions contemplated by the Transaction Documents.

 (c)           Indemnification of Purchaser.   The Corporation will indemnify and hold the Purchaser and its directors, managers, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, managers, officers, shareholders, agents, members, partners or employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any of the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Corporation in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or any of its Affiliates, by any stockholder of the Corporation, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

 (d)           Indemnification of Corporation.  The Purchaser will indemnify and hold the Corporation and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, managers, officers, shareholders, agents, members, partners or employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Corporation Party”) harmless from any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided such claim for indemnification relating to the breach of any representation or warranty is made prior to the expiration of such representation or warranty, provided further, however, that the liability of the Purchaser shall not be greater in amount than the Purchase Price.

 (e)           Listing of Common Stock.  The Corporation hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market.  The Corporation will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Corporation’s applicable reporting, filing and other obligations under the bylaws or rules of the Trading Market.

 (d)           Delivery at Closing.  Each party shall deliver the following documents, instruments and writings at or prior to the Closing:

(a)           the Corporation shall deliver or cause to be delivered to the Purchaser a certificate evidencing the Shares registered in the name of the Purchaser;

(b)           the Purchaser shall deliver or cause to be delivered to the Corporation the Purchase Price.

7.              Termination.  This Agreement may be terminated pursuant to written notice of such termination to the other party as follows:

 (a)           by mutual written consent of the Corporation and the Purchaser;

 (b)           by either the Corporation or the Purchaser if the Closing shall not have occurred on or before 5:00 p.m. (Central Standard Time) on March 20, 2012; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose breach has caused the failure of the Closing to occur on or before such date.

8.              Miscellaneous.

 (a)           Review by Counsel.  The Purchaser acknowledges that it has been provided the opportunity to retain counsel for the purposes of understanding the terms of this Agreement.  The Purchaser further acknowledges that it has read this Agreement in its entirety, that it has had the opportunity to have all of the provisions explained to it by counsel of its choice, the Corporation has answered any and all questions asked with regard to the meaning of any of the provisions thereof, and that it fully understands all the terms and conditions contained herein.

 (b)           Notices.  Any and all notices, requests, demands or other communications which are required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or e-mail address set forth on the signature pages prior to 5:30 p.m. (Eastern Standard Time) on  a Trading Day, (b) the next Trading

Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail on a day that is not a Trading Day or later than 5:30 p.m. (Eastern Standard Time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

 (c)           Nevada Law.  This Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws provisions thereof.

 (d)           Entire Agreement.  This Agreement supersedes all prior agreements of the parties, constitutes the entire agreement and understanding between the parties and may only be modified or amended by a subsequent written agreement executed by both parties.

 (e)           Assignment.  Neither party hereto may assign its rights hereunder.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

 (f)            No Waiver.  No failure on the part of either party to exercise and no delay in exercising any rights hereunder shall operate as a waiver thereof; nor shall any waiver or acceptance of a partial, single or delayed performance of any term or condition of this Agreement operate as a continuing waiver or a waiver of any subsequent breach thereof.

 (g)           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be continued and enforced if such illegal, invalid or unenforceable provision were never a part hereof; and in lieu of such provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to make such provision legal, valid and enforceable.

 (h)           Currency.  All dollar amounts are expressed in the currency of the United States.

 (i)            Counterparts.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall be effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail deliver y of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first set forth above.

THE CORPORATION:
NORTHERN EMPIRE ENERGY CORP.

By:	/s/ Jeff Cocks	Address for Notice:
Name:	Jeff Cocks	118- 8th Avenue, NW
Its:	President	Calgary, AB CANADA T2M 0A4

With a copy to:

THE PURCHASER:
2251442 ONTARIO INC.

By:	/s/ Martin Doane	Address for Notice:
Name:	Martin Doane	36 Lombard Street, Suite 700
Its:	President	Toronto, ON CANADA M5C 2X3

Disclosure Schedules
SCHEDULE 4(c)
PRE-CLOSING CAPITALIZATION

COMMON SHARES

Jeff Cocks	18,000,000	86.43%
Other Shareholders	2,827,216	13.57%
TOTAL COMMON SHARES	20,827,216	100.00%

SCHEDULE 4(e)

FINANCIAL STATEMENTS AND SEC FILINGS:

The following financial statements are delinquent and have not been prepared for filing with the SEC:

June 30, 2010 – Financial Statements and Form 10Q
September 30, 2010 – Financial Statements and Form 10Q
December 31, 2010 – Financial Statements and Form 10K
March 31, 2011 – Financial Statements and Form 10Q
June 30, 2011 – Financial Statements and Form 10Q
September 30, 2011 – Financial Statements and Form 10Q
December 31, 2011 – Financial Statements and Form 10K